EIGHTH AMENDMENT TO LEASE AGREEMENT

This Eighth Amendment to Lease Agreement (this "**Amendment**") is between University Research Park, Incorporated, a Wisconsin nonstock corporation ("**Landlord**") and Arrowhead Madison Inc., a Delaware corporation ("**Tenant**") and is dated as of August 26, 2022.

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement concerning approximately 110,799 rentable square feet and located in 500, 502, and 504 South Rosa Road, Madison, WI and dated as of January 8, 2016, as amended by that certain First Amendment to Lease Agreement dated October 22, 2018, that certain Second Amendment to Lease Agreement dated January 10, 2019, that certain Third Amendment to Lease Agreement dated January 11, 2019, that certain Fourth Amendment to Lease Agreement dated September 19, 2019, that certain Fifth Amendment to Lease Agreement dated as of May 14, 2020, that certain Sixth Amendment to Lease Agreement dated as of November 23, 2020, and that certain Seventh Amendment to Lease Agreement dated as of December 9, 2020 (collectively, the "**Original Lease**"). The Original Lease and this Amendment are together referred to herein as the "**Lease.**"

B. Landlord and Tenant wish to amend the Lease to establish as more particularly set forth in this Amendment.

AGREEMENTS

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. **Defined Terms**. Terms that are not defined in this Amendment (including the attached exhibits) but are defined in the Original Lease have the meanings given in the Original Lease.

2. **Amendment of Lease**. The Lease is hereby amended as follows:

a. **RTU Replacement.** Notwithstanding the provisions of Sections 3.1 and 3.2 of the Original Lease, Landlord and Tenant agree to accomplish the replacement of roof top unit #4 located on the portion of the Leased Premises addressed as 502 South Rosa Road ("**RTU4**") as follows:

i. Tenant agrees to cause its contractors, including J.F. Ahern Co., to purchase a new RTU4, remove the extant RTU4, and install the new RTU4 all in a workmanlike fashion and in accord with relevant law and regulation (the "**RTU4 Replacement**"). The RTU4 Replacement is further defined to include coordination between all necessary contractors in addition to J.F. Ahern Co. which are required to either effect the RTU4 Replacement or restore any damage caused thereby, including but not limited to electricians, roofing restoration and repair, plumbing, and vibration and condensation mitigation. Any and all repairs to or additional maintenance of Landlord's Property or the

Leased Premises necessitated by the RTU4 Replacement, which are not covered by a warranty from any contractor or supplier and for which Landlord is responsible for making payment, may be included as Common Area charges pursuant to Section 5.5 of the Lease (except to the extent any such repairs and maintenance are excluded from Common Area Expenses under Exhibit E of the Lease, in which event those shall be at Landlord's sole cost and expense). A proposal describing the scope of work comprising the RTU4 Replacement is attached hereto as Exhibit A. A certificate of insurance from the contractor performing the work is attached hereto as Exhibit B, and Landlord acknowledges it has reviewed and approved the contractor's insurance.

ii. Tenant shall make initial payment for any and all costs and expenses associated with the RTU4 Replacement (the "**RTU4 Replacement Costs**"), in accordance with and as generally specified in the contractor's proposal at Exhibit A.

iii. Upon substantial completion of the RTU4 Replacement pursuant to the proposal at Exhibit A and the plans and specifications at Exhibit C attached hereto, Tenant will invoice Landlord (with supporting documentation) for 40% of the RTU4 Replacement Costs (the "**Landlord's RTU4 Costs**"), which will be payable within 30 days of receipt.

iv. Prior to and during the RTU4 Replacement, and in coordination with Landlord, Tenant may install one or more temporary RTUs on or around the Leased Premises.

v. Landlord consents to the plans and specifications for the RTU4 Replacement as described in Exhibits A and C hereto. Landlord reserves the right to review and approve or deny plans and specifications for the RTU4 Replacement that differ materially from the scope, details, plans and specifications set forth in Exhibits A and C. Tenant must provide any such modified scope, plans, and specifications to Landlord for written approval (including email), and if Landlord has neither approved nor denied the plans and specifications within five (5) business days following their submission, then the same will be deemed approved.

b. **Repayment Upon Extension**. During any Extended Term elected by Tenant under the Lease, Landlord may include the Landlord's RTU4 Costs (in equal monthly installments and only for the remainder of the RTU4's useful life) as a Common Area charge pursuant to Section 5.5 of the Lease. Landlord and Tenant agree that the useful life of the RTU4 Replacement shall be fifteen (15) years from the date placed in service, which shall be targeted for October 1, 2022.

3. **Effect**. Except as amended by this Amendment, all of the terms, covenants, conditions, provisions, and agreements of the Original Lease remain in full force and effect. The provisions of this Amendment supersede and control over any conflicting provisions in the Original Lease.

4. **Estoppel**. Tenant and Landlord hereby represent and warrant that, as of the date hereof (to the best of their actual knowledge with respect to items (b) and (c)), (a) the Lease is in full force and effect and has not been modified or amended, except as set forth herein, (b) neither Tenant nor Landlord is in default under the Lease nor does Tenant or Landlord have any knowledge of any event which with the giving of notice and passage of time would result in a default, and (c) Landlord and Tenant have performed all obligations on each of their respective parts under the Lease, and neither Party has any claims against the other Party, including any claims of offset against any rent or other sums payable by Tenant under the Lease.

5. **Miscellaneous**. This Amendment, including Exhibits A through C which are incorporated into this Amendment by this reference, and the Lease embodies the entire agreement between the parties as to its subject matter and supersedes any prior discussions with respect thereto. There are no agreements or understandings between the parties with respect to the subject matter of this Amendment not set forth in this Amendment or the Lease. This Amendment cannot be modified except by a writing signed by both parties.

6. **Signing and Delivery**. This Amendment will be effective only when both Landlord and Tenant have signed and delivered it. Landlord's submission of an unsigned copy of this Amendment to Tenant for evaluation, negotiation, or signature by Tenant will not constitute signature of this Amendment by Landlord or otherwise bind Landlord, regardless of whether the cover letter or email transmitting that copy of this Amendment is signed or contains words of approval. This Amendment may be signed in counterparts and, when counterparts of this Amendment have been signed and delivered by the required parties as provided in this section, this Amendment will be fully binding and effective, just as if both of the parties had signed and delivered a single counterpart of this Amendment. Any counterpart transmitted by facsimile or email shall, in all cases, be deemed an original signature.

[*Signature page follows*]

IN WITNESS WHEREOF, this Eighth Amendment to Lease is signed by the parties as of the date set forth above.

Landlord:

UNIVERSITY RESEARCH PARK, INCORPORATED

By: Aaron Olver

Aaron Olver, Assistant Secretary/Treasurer

Tenant:

ARROWHEAD MADISON INC.

DocuSigned by:

By: ken Myszkowski

99E62A00DD5E4CD...

Kenneth A. Myszkowski, CFO

The undersigned Guarantor consents to the terms of this Eighth Amendment to Lease Agreement and agrees that, except as limited by the First Amendment to Lease Agreement dated October 22, 2018 with respect to that portion of the guaranty related to the Note (as defined in the First Amendment), the Guaranty Agreement dated January 8, 2016 remains in full force and effect (and to the extent previously terminated, is hereby reinstated) with respect to the full, and prompt payment and performance of all obligations of Tenant under the Lease, including, without limitation, as amended pursuant to this Eighth Amendment to Lease Agreement.

ARROWHEAD PHARMACEUTICALS, INC. (f/k/a ARROWHEAD RESEARCH CORPORATION)

DocuSigned by:

By: ken Myszkowski

99E62A00DD5E4CD...

Kenneth A. Myszkowski, CFO

EXHIBIT A

Proposal from J.F. Ahern Co. dated June 1, 2022

See attached.

3821 Anderson Road
DeForest, WI 53532-2988
main 608.216.0283 | fax 608.216.0284
jfahern.com

June 1, 2022

Mr. Jacob Griffin
Arrowhead Pharmaceuticals
502 S. Rosa Road
Madison, WI 53705
P: 608.316.3899
Email: jgriffin@arrowheadpharma.com

RE: Arrowhead RTU-4 Replacement 6/1 Revision
Madison, Wisconsin
HVAC Installation

Dear Jacob:

J. F. Ahern Co. is pleased to submit our quotation for the above-referenced project. Our scope of work is specifically indicated below in this proposal.

Included In Our Proposal:

1. Furnish and install one (1) Trane direct replacement Intelipak RTU: 50-tons cooling, modulating gas heat, 25-HP supply fan, and factory startup
2. Disposal of existing RTU
3. Shipment to Reynolds Crane yard to hold for installation on a Saturday
4. Trucking from Reynolds Crane to jobsite
5. Crane included as completed on a Saturday
6. Removal of refrigerant and RTU disposal
7. Electrical disconnection and connection of new RTU
8. Distech temperature controls
9. Testing, adjusting, and balancing of new RTU

General Scope Clarifications:

1. All work to be completed, other than testing and balancing, on a Saturday to limit disruption
2. A crane will be required to be set up in front parking lot

Excluded From Our Proposal:

1. Performance or payment bonds
2. Cutting and patching of floors, walls, and/or ceilings
3. Painting work of any kind
4. Temporary facilities and controls per Division 1
5. Temporary heating, cooling, ventilation, humidity control, and/or maintenance of associated systems
6. Access panels in floors, walls, or ceilings
7. Mechanical service work and prescribed preventative maintenance on HVAC systems
8. Dumpsters or recycling containers
9. Dedicated fire watch for all hot work

Price:

Our total lump sum price for this project is:

One Hundred Ninety-Five Thousand Two Hundred Twenty-Five Dollars.. $195,225.00

This project contains steel or aluminum materials or products. Due to the volatility of prices from our suppliers, this quotation is valid for ten (10) days from date of issue listed on the cover page of this quotation. If you accept this quotation after this time period, we will need to adjust this proposal to ensure that it contains the most recent steel or aluminum pricing due to significant market fluctuations.

This proposal is firm for a period of ten (10) days and is based on a subcontract being issued to J. F. Ahern Co. in accordance with AGC/ASA Joint Standard Subcontract Agreement and General Terms and Conditions (attached). This proposal is intended to be made part of the Subcontract Agreement. Our payment terms are Net 30 days.

If I can be of further assistance, please contact me direct at (608) 223-7938 or jmarschke@jfahern.com.

Respectfully submitted,

J. F. Ahern Co.

John Marschke
Regional Construction Manager

JM/krp
Z:\WI\Quotes\HVAC\John Marschke\1.2022\Arrowhead RTU-4 Replacement\RQ.06.01.22.HVAC.docx

The price and schedule set forth in this bid document for the Scope of Work of J. F. Ahern Co. ("Ahern") ("Contract Price and Schedule") has been calculated and determined without any contingency for coronavirus (COVID-19) impacts. Because of great uncertainty regarding the widespread outbreak of this infectious disease, no valid means exist by which the likely effects of the coronavirus currently can be reasonably assessed. Accordingly, while Ahern shall diligently work toward mitigating any effects of the coronavirus on its ability to perform its obligations under this bid, this bid is submitted under the assumption that any coronavirus impacts upon the Contract Price and Schedule will entitle Ahern to a commensurate equitable adjustment to the Contract Price and Schedule to account for any such increased costs or delays resulting therefrom. Such impacts shall include, but not be limited to, costs and delays caused by events beyond Ahern's control that arise from or are connected with government-imposed measures, government prohibitions, quarantines, national, regional or local emergency declarations, labor stoppages, slowdowns or shortages, or other industrial disturbances, shortages of goods, lack of adequate power or transportation facilities, and other like events resulting from the coronavirus. This provision includes the following terms regarding coronavirus impacts on the commodity materials unit costs used by Ahern in establishing the current Contract Price. The Contract Price shall be adjusted for escalation of the cost of such commodity materials to be purchased by Ahern based on the applicable Product Price Indices (PPI) published monthly by the U.S. Department of Labor, Bureau of Labor and Statistics (see www.bls.gov/ppi). The amount of the adjustment will be determined by the percentage change (whether up or down) of each index applicable to the commodity materials used on this project between the PPI month the Contract Price was established and the actual month Ahern is released to purchase the respective commodity materials. This adjustment will only apply to price changes in excess of five percent (5%).

This quotation is valid for ten (10) days from date of issue listed on the cover page of this quotation.

***ACCEPTED:** ______________________________ **DATE:** ________________

*Signed acknowledgement of this proposal confirms acceptance to all above specifications, as well as, the enclosed "General Terms and Conditions and Limited Warranty" requirements.

NOTES AND CLARIFICATIONS

General Work Orders

SCOPE OF WORK:

SCOPE OF WORK:

Customer has requested Ahern to perform the above services as detailed in the attached quotation. All work shall be in accordance with the applicable NFPA Standards, and the terms and conditions contained herein.

PRICING:

This quotation is valid for 30 days from the date of the quotation. **Pricing is based upon the assumption that all items will be performed as one project. Additional mobilization and shutdown charges will be applied if items are performed separately.**

The price and schedule set forth in this bid document for the Scope of Work of J. F. Ahern Co. ("Ahern") ("Contract Price and Schedule") has been calculated and determined without any contingency for material price escalation impacts. Accordingly, while Ahern shall diligently work toward mitigating any effects of material price increases on its ability to perform its obligations under this bid, this bid is submitted under the assumption that any material price escalation impacts upon the Contract Price and Schedule will entitle Ahern to a commensurate equitable adjustment to the Contract Price and Schedule to account for any such increased costs or delays resulting therefrom. Such impacts shall include, but not be limited to, costs and delays caused by events beyond Ahern's control that arise from or are connected with government-imposed measures, government prohibitions, quarantines, national, regional or local emergency declarations, labor stoppages, slowdowns or shortages, or other industrial disturbances, shortages of goods, lack of adequate power or transportation facilities, and other like events. This provision includes the following terms regarding impacts on materials unit costs used by Ahern in establishing the current Contract Price. The Contract Price shall be adjusted for escalation of the cost of such materials to be purchased by Ahern based on the applicable Product Price Indices (PPI) published monthly by the U.S. Department of Labor, Bureau of Labor and Statistics (see www.bls.gov/ppi). The amount of the adjustment will be determined by the percentage change (whether up or down) of each index applicable to the commodity materials used on this project between the PPI month the Contract Price was established and the actual month Ahern is released to purchase the respective commodity materials. This adjustment will only apply to price changes in excess of five percent (5%).

CLARIFICATIONS:

Alarms: It is the Customer's responsibility to silence/disable the building fire alarm and contact any company or entity which receives alarm signals. Ahern shall not be responsible for any costs or fees assessed by local fire departments or municipalities from unintended emergency calls or signals.

Anti-Freeze: Should Ahern encounter anti-freeze solution which cannot be recharged, it will be drained and removed from the site. If disposal fees are required, the customer will be charged such fees as an additional cost to this quotation.

Handling Fees: Necessary shipping, handling, and freight charges are included unless specified otherwise.

Hydraulic Calculations: Ahern has not include hydraulic calculations. New pipe sizes will be based on existing pipe schedule.

Lift Equipment: Customer to supply man lift equipment.

Materials: Necessary materials are included unless specified otherwise.

Notice to Proceed: Ahern requests a minimum of 48 hours notice to mobilize onsite and avoid potential additional costs.

Notifications: It is the customer's responsibility to notify the local fire departments and insurance company if the fire protection system is shut down or out-of-service.

Painting: Ahern has not included any painting desired or required, including cleaning of piping and protection of the installed sprinkler heads from paint.

Patching: Ahern has not included any removal/replacement of existing ceilings or patching/painting of new or existing drywall walls or ceilings.

Permits: Ahern has not included any permit fees in this quotation

Renovation: The existing overhead sprinkler system will be returned to service at the end of each workday.

It will be the responsibility of the customer to provide temporary Fire Protection measures in the event any agency requires this service.

Shutdown Fees: Mall / City shutdown fees are not included.

System Drainage: Ahern's quotation is based on a 1 hr. or less time allowance to drain the sprinkler system to perform Ahern's work and will require the location of (low point drains, if any, and system zone charts, as-built drawings) prior to system shutdown, in order to manage and reduce the inherent risk of unwanted water discharge when working with existing sprinkler systems.

System Shutdown: The proposed scope of work will require a shutdown of the fire sprinkler system and any associated alarms prior to performing Ahern's work.

Water Supply Treatment: NFPA-13 15.1.5 (2002 Edition) requires that the water supply be evaluated for the existence of microbes and conditions that could contribute to microbiologically influenced corrosion (MIC). Ahern has not included any provisions for testing or treating the incoming water for MIC.

Sales Tax: The prices do not include sales tax.

This Scope of Work shall be performed pursuant to the Master Services Agreement signed and dated January 4, 2021 (the "MSA").

In the event of any conflicts between these Notes and Clarifications and the MSA, the terms of the MSA shall govern.

[INTENTIONALLY BLANK]

EXHIBIT B

J.F. Ahern Certificate of Insurance

See attached.

ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE(MM/DD/YYYY) 07/25/2022

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must have ADDITIONAL INSURED provisions or be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

Holder Identifier :

PRODUCER
Aon Risk Services Central, Inc.
Green Bay WI Office
1175 Lombardi Avenue
Suite 350
Green Bay WI 54304 USA

CONTACT NAME:
PHONE (A/C. No. Ext): (920) 437-7123
FAX (A/C. No.): (920) 431-6345
E-MAIL ADDRESS:

INSURER(S) AFFORDING COVERAGE		NAIC #
INSURER A:	American Guarantee & Liability Ins Co	26247
INSURER B:	Zurich American Ins Co	16535
INSURER C:		
INSURER D:		
INSURER E:		
INSURER F:		

INSURED
J. F. Ahern Co.
855 Morris Street
Fond du Lac WI 54935-5611 USA

COVERAGES **CERTIFICATE NUMBER:** 570094655809 **REVISION NUMBER:**

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. **Limits shown are as requested**

INSR LTR	TYPE OF INSURANCE	ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
B	X COMMERCIAL GENERAL LIABILITY			GLO635534712	11/01/2021	11/01/2022	EACH OCCURRENCE	$2,000,000
	CLAIMS-MADE [X] OCCUR			General Liability			DAMAGE TO RENTED PREMISES (Ea occurrence)	$1,000,000
							MED EXP (Any one person)	$10,000
							PERSONAL & ADV INJURY	$2,000,000
	GEN'L AGGREGATE LIMIT APPLIES PER:						GENERAL AGGREGATE	$4,000,000
	POLICY [X] PRO-JECT LOC						PRODUCTS - COMP/OP AGG	$4,000,000
	OTHER:							
B	AUTOMOBILE LIABILITY			BAP635534812	11/01/2021	11/01/2022	COMBINED SINGLE LIMIT (Ea accident)	$5,000,000
	X ANY AUTO			Automobile			BODILY INJURY (Per person)	
	OWNED AUTOS ONLY / SCHEDULED AUTOS						BODILY INJURY (Per accident)	
	X HIRED AUTOS ONLY / X NON-OWNED AUTOS ONLY						PROPERTY DAMAGE (Per accident)	
A	X UMBRELLA LIAB X OCCUR			AUC107324104	11/01/2021	11/01/2022	EACH OCCURRENCE	$10,000,000
	EXCESS LIAB CLAIMS-MADE			Umbrella			AGGREGATE	$10,000,000
	DED RETENTION							
B	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY			WC635534912	11/01/2021	11/01/2022	X PER STATUTE OTH-ER	
	ANY PROPRIETOR / PARTNER / EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) Y/N: N	N/A		Workers Comp			E.L. EACH ACCIDENT	$1,000,000
	If yes, describe under DESCRIPTION OF OPERATIONS below						E.L. DISEASE-EA EMPLOYEE	$1,000,000
							E.L. DISEASE-POLICY LIMIT	$5,000,000

Certificate No : 570094655809

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)

RE: AHERN JOB #5147 - ARROWHEAD RTU-4 REPLACEMENT, AGILOFT 7933, 502 SOUTH ROSA ROAD, MADISON, WI 53719 - PO 1008496-1. ARROWHEAD PHARMACEUTICALS IS INCLUDED AS ADDITIONAL INSURED ON A PRIMARY AND NON-CONTRIBUTORY BASIS IN ACCORDANCE WITH THE POLICY PROVISIONS OF THE GENERAL LIABILITY POLICY. A WAIVER OF SUBROGATION IS GRANTED IN FAVOR OF THE ADDITIONAL INSURED IN ACCORDANCE WITH THE POLICY PROVISIONS OF THE GENERAL LIABILITY AND WORKERS COMPENSATION POLICIES.

CERTIFICATE HOLDER

ARROWHEAD PHARMACEUTICALS
502 SOUTH ROSA ROAD
MADISON WI 53719 USA

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

Aon Risk Services Central, Inc.

AGENCY CUSTOMER ID: 570000061884

LOC #:

ACORD®

ADDITIONAL REMARKS SCHEDULE

AGENCY		NAMED INSURED
Aon Risk Services Central, Inc.		J. F. Ahern Co.
POLICY NUMBER See Certificate Number: 570094655809		
CARRIER See Certificate Number: 570094655809	NAIC CODE	EFFECTIVE DATE:

ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM,

FORM NUMBER: ACORD 25 **FORM TITLE:** Certificate of Liability Insurance

30 Day Cancellation - GL/Auto/Umbrella

30 Day Cancellation
General Liability policy #GL06355347 Automobile Liability policy #BAP6355348 Umbrella Liability policy#AUC1073241

A. If we cancel or non-renew this Coverage Part by written notice to the first Named Insured, we will mail or deliver notification that such Coverage Part has been cancelled or non-renewed to each person or organization shown in a list provided to us by the first Named Insured if you are required by written contract or written agreement to provide such notification. However, such notification will not be mailed or delivered if a conditional notice of renewal has been sent to the first Named Insured. Such list:
1.Must be provided to us prior to cancellation or non-renewal;
2.Must contain the names and addresses of only the persons or organizations requiring notification that such Coverage Part has been cancelled or non-renewed; and
3.Must be in an electronic format that is acceptable to us.

B.Our notification as described in Paragraph A. of this endorsement will be based on the most recent list in our records as of the date the notice of cancellation or non-renewal is mailed or delivered to the first Named Insured. We will mail or deliver such notification to each person or organization shown in the list:

1.Within seven days of the effective date of the notice of cancellation, if we cancel for non- payment of premium; or
2.At least 30 days prior to the effective date of:
   a. Cancellation, if cancelled for any reason other than nonpayment of premium; or
   b. Non-renewal, but not including conditional notice of renewal.

C.Our mailing or delivery of notification described in Paragraphs A. and B. of this endorsement is intended as a courtesy only. Our failure to provide such mailing or delivery will not:
1.Extend the Coverage Part cancellation or non-renewal date
2. Negate the cancellation or non-renewal; or
3. Provide any additional insurance that would not have been provided in the absence of this endorsement

AGENCY CUSTOMER ID: 570000061884

LOC #:

ACORD®

ADDITIONAL REMARKS SCHEDULE

AGENCY		NAMED INSURED
Aon Risk Services Central, Inc.		J. F. Ahern Co.
POLICY NUMBER See Certificate Number: 570094655809		
CARRIER See Certificate Number: 570094655809	NAIC CODE	EFFECTIVE DATE:

ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM,

FORM NUMBER: ACORD 25 **FORM TITLE:** Certificate of Liability Insurance

30 Day Cancellation - GL/Auto/Umbrella

30 Day Cancellation
General Liability policy #GL06355347 Automobile Liability policy #BAP6355348 Umbrella Liability policy#AUC1073241

D.We are not responsible for the accuracy, integrity, timeliness and validity of information contained in the list provided to us as described in Paragraphs A. and B. of this endorsement. All other terms and conditions of this policy remain unchanged.

EXHIBIT C

Trane RTU Submittal

See attached.

TRANE

Submittal

Prepared For:
All Bidders

Date: June 29, 2022

Job Name:
Arrowhead

Trane U.S. Inc. is pleased to provide the following submittal for your review and approval.

Product Summary

Qty	Product
1	Commercial Rooftop Air Conditioning Units (Midrange)

Nicholas Malahy
Trane U.S. Inc.
234 W Florida St., 6th Floor
Milwaukee, WI 53204
Office Phone: (414) 266-5200

The attached information describes the equipment we propose to furnish for this project, and is submitted for your approval.

Product performance and submittal data is valid for a period of 6 months from the date of submittal generation. If six months or more has elapsed between submittal generation and equipment release, the product performance and submittal data will need to be verified. It is the customer's responsibility to obtain such verification.

Table of Contents

Tag Data - Commercial Rooftop Air Conditioning Units (Midrange) (Qty: 1)

Item	Tag(s)	Qty	Description	Model Number
A1	RTU-1	1	IPAK 1 20-75T Packaged Rooftop (IP1SM)	SFHMF504M*57D7AD9001E0WU0000A0 0RW2M8A0

Product Data - Commercial Rooftop Air Conditioning Units (Midrange)
Item: A1 Qty: 1 Tag(s): RTU-1

Standard Ship Cycle
Cooling / Gas Heat
Development Sequence
50 Ton Air Cooled
460/60/3
Low Modulating Gas Heat
Design Sequence - Factory Assigned
100% Exhaust - 7.5 HP w/Statitrac
700 RPM
M8 & Bag M14 / None
25 HP FC
FC Fan
1000 RPM
0-100% Economizer
VAV DTC Sup&Relief/Return VFD w Bypass
No Accessory Panel
Standard Ambient
cULus Approval
Unit Mounted Dis w HF SCCR/Conv Outlet
Without Hot Gas Bypass or Hot Gas Reheat
Economizer Control with Dry Bulb
Ultra Low Leak Damper
Standard Unit
Standard Aluminum Condenser Coil
Non Rapid Restart
With Shaft Grounding Ring
Grease Lines
IRU w Galvanized DP/Access Doors
Pre Evap and Final Filter Monitor
Trane BACnet Communication
Spring Isolators - Supply/Ex/Return
Downflow supply/Upflow Return
Start - Up
Standard Unit
No Special
2nd-5th Year compressor warranty
1st Year Labor Warranty
1st Yr Refrigerant Warranty

Performance Data - IPAK 1 20-75T Packaged Rooftop (IP1SM)

Tags	RTU-1
Supply Airflow (cfm)	20000
Supply Duct Static Pressure (in H2O)	1.650
Return Duct Static Pressure (in H2O)	0.500
Relief/Return Type	Relief Fan
Relief/Return Airflow (cfm)	18000
Relief/Return Break horse power (bhp)	7.00
Relief/Return fan rpm (rpm)	562
Cooling EDB (F)	80.00
Cooling EWB (F)	67.00
Ambient DB (F)	95.00
Elevation (ft)	0.00
Heating Entering Air Temperature (F)	55.00
Leaving Coil Dry Bulb (F)	57.75
Leaving Coil Wet Bulb (F)	57.53
Leaving Unit Dry Bulb (F)	60.88
Leaving Unit Wet Bulb (F)	58.75
Gross Cooling Capacity (MBh)	588.95
Gross Sensible Capcity (MBh)	481.07
Gross Latent Capacity (MBh)	107.88
Net Total Capacity (MBh)	529.90
Net Sensible Capacity (MBh)	422.02
Net Sensible Heat Ratio (%)	79.64
EER @ AHRI (EER)	10.5
IEER @ AHRI (EER)	14.8
Height (in)	87.000
Width (in)	93.500
Overall length (in)	394.500
Footprint Length (in)	0.000
Compressor 1 RLA (A)	19.10
Compressor 2 RLA (A)	19.10
Compressor 3 RLA (A)	19.10
Compressor 4 RLA (A)	19.10
Condenser Fan 1 FLA (A)	2.70
Condenser Fan 2 FLA (A)	2.70
Condenser Fan 3 FLA (A)	2.70
Condenser Fan 4 FLA (A)	2.70
Supply Fan FLA (A)	30.50
Other FLA (A)	4.50
Minimum Circuit Ampacity (A)	142.43
Maximum Overprotection (A)	150.00
Disconnect Switch Size (A)	155.00
Refrigerant Charge Circuit 1 (lb)	33.3
Refrigerant Charge Circuit 2 (lb)	31.8
Input Heating Capacity (MBh)	500.00
Output Heating Capacity (MBh)	405.00
Output Heating Capacity w Fan (MBh)	464.05
Heating Leaving Air Temperature (F)	76.42
Heating Delta T (F)	21.42
Total Static Pressure (in H2O)	3.290
Supply Fan Operating Speed (rpm)	1069
Total Supply BHP (bhp)	21.28
Supply Fan Motor Heat (MBh)	59.05
Supply Fan Efficiency (Number)	0.00
Condenser Coil Face Area (sq ft)	116.00

Tags	RTU-1
Condenser Coil Rows (Number)	1.00
Condenser Fan Count (Number)	4.00
Condenser Fan VFD Count (Number)	0.00
Condenser Fan Size (in)	30.000
Condenser Fan HP (hp)	1.500
Gas Pipe Connection Size (in)	0.750
Minimum Gas Inlet Pressure (in H2O)	7.000
Maximum Gas Inlet Pressure (in H2O)	14.000
Gas Heat Steady State Efficancy (%)	81.00
Evaporative Coil Rows (Number)	4.00
Evaporative Coil Face Area (sq ft)	38.00
Evaporative Coil Face Velocity (ft/min)	526
Supply Fan Count (Number)	2.00
Supply Fan Motor Count (Number)	1.00
VFD Count (Number)	1.00
Supply duct - 63 Hz (dB)	85
Supply duct - 125 Hz (dB)	83
Supply duct - 250 Hz (dB)	79
Supply duct - 500 Hz (dB)	80
Supply duct - 1000 Hz (dB)	77
Supply duct - 2000 Hz (dB)	74
Supply duct - 4000 Hz (dB)	68
Supply duct - 8000 Hz (dB)	62
Return duct - 63 Hz (dB)	81
Return duct - 125 Hz (dB)	73
Return duct - 250 Hz (dB)	69
Return duct - 500 Hz (dB)	66
Return duct - 1000 Hz (dB)	61
Return duct - 2000 Hz (dB)	57
Return duct - 4000 Hz (dB)	56
Return duct - 8000 Hz (dB)	48
Outdoor noise - 63 Hz (dB)	101
Outdoor noise - 125 Hz (dB)	94
Outdoor noise - 250 Hz (dB)	91
Outdoor noise - 500 Hz (dB)	90
Outdoor noise - 1000 Hz (dB)	88
Outdoor noise - 2000 Hz (dB)	83
Outdoor noise - 4000 Hz (dB)	81
Outdoor noise - 8000 Hz (dB)	78
Total Installed Weight (lb)	9093.9
Center of Gravity - X Dimension (ft)	18.48
Center of Gravity - Y dimension (ft)	3.96
Installed Point Load Weight 1 (lb)	514.1
Installed Point Load Weight 2 (lb)	602.2
Installed Point Load Weight 3 (lb)	700.1
Installed Point Load Weight 4 (lb)	788.2
Installed Point Load Weight 5 (lb)	865.0
Installed Point Load Weight 6 (lb)	953.1
Installed Point Load Weight 7 (lb)	1031.8
Installed Point Load Weight 8 (lb)	1119.8
Installed Point Load Weight 9 (lb)	1215.8
Installed Point Load Weight 10 (lb)	1303.9
Installed point load - 1X (ft)	0.33
Installed point load - 2X (ft)	8.42
Installed point load - 3X (ft)	15.58

Tags	RTU-1
Installed point load - 4X (ft)	22.83
Installed point load - 5X (ft)	30.83
Pre-Evap Filter Qty/Size - #1	3-12x24x19
Pre-Evap Filter Qty/Size - #2	3-12x24x2
Pre-Evap Filter Qty/Size - #3	9-24x24x19
Pre-Evap Filter Qty/Size - #4	9-24x24x2
Filter Face Area (sq ft)	42.00
Filter Face Velocity (ft/min)	476
System Power (kW)	63.79
SCCR Rating (A)	5000.00
Compressor Count (Number)	4.00
Compresssor Stages (Number)	4.00

Mechanical Specifications - Commercial Rooftop Air Conditioning Units (Midrange)
Item: A1 Qty: 1 Tag(s): RTU-1

General

Units shall be specifically designed for outdoor rooftop installation on a roof curb and be completely factory assembled and tested, piped, internally wired, fully charged with R-410A compressor oil, factory run tested and shipped in one piece. Units shall be available for direct expansion cooling only, or direct expansion cooling with natural gas, electric, hot water or steam heating. Filters, outside air system, exhaust air system, optional non-fused disconnect switches and all operating and safety controls shall be furnished factory installed. All units shall be UL listed to US and Canadian Safety Standards. Cooling capacity shall be rated in accordance with AHRI Standard 360. All units shall have decals and tags to aid in service and indicate caution areas. Electrical diagrams shall be printed on long life water resistant material and shall ship attached to control panel doors.

Casing

Exterior panels shall be zinc-coated, galvanized steel painted with a slate gray air-dry finish durable enough to withstand a minimum of 672 hours consecutive salt spray application in accordance with standard ASTM B117. Screws shall be zinc-plus-zinc chromate coated.Heavy gauge steel hinged access panels with tiebacks to secure door in open position shall provide access to filters and heating sections. Refrigeration components, supply air fan and compressor shall be accessible through removable panels as standard. Unit control panel, filter section, and gas heating section shall be accessible through hinged access panels as standard. Optional double wall construction hinged access doors shall provide access to filters, return/ exhaust air, heating and supply fan section. All access doors and panels shall have neoprene gaskets. Interior surfaces or exterior casing members shall have 1/2"fiberglass insulation. Unit base shall be watertight with heavy gauge formed load-bearing members, formed recess and curb overhang. Unit lifting lugs shall accept chains or cables for rigging. Lifting lugs shall also serve as unit tie down points.

Compressors

The Trane Scroll compressor shall be industrial grade, direct drive 3600 RPM maximum speed scroll type. The motor shall be suction gas-cooled hermetic design. Compressor shall have centrifugal oil pump with dirt separator, oil sight glass, and oil charging valve. Compressor shall also be provided with thermostatic motor winding temperature control to protect against excessive motor temperatures resulting from over-/under-voltage or loss of charge, high and low pressure cutouts, and reset relay.

Power Supplies

The 20 to 75 tons air-cooled rooftops shall be available with 200, 230, 460, and 575 voltage power supplies.

Air-Cooled Condenser Coil

Condenser coils shall have all aluminum microchannel coils. All coils shall be leak tested at the factory to ensure pressure integrity. The condenser coil shall be pressure tested to 650 psig. Subcooling circuit(s) shall be provided as standard.

The High Efficiency Condenser Coil option shall include additional rows of coil that provide increased efficiency compared to standard coils.

Air-Cooled Condenser Fans and Motors

All condenser fans shall be vertical discharge, direct drive fans, statically balanced, with aluminum blades and zinc plated steel hubs. Condenser fan motors shall be three-phase motors with permanently lubricated ball bearings, built-in current and thermal overload protection and weather-tight slingers over motor bearings. Modulating condenser fans shall be provided on eFlex units.

Supply Fan

Supply fan motors shall be open drip-proof. All supply fans shall be dynamically balanced in factory. Supply fan shall be test run in unit and shall reach rated rpm.

20 to 75 Tons with Forward-Curved Supply Fan

Supply fans shall have two double-inlet, forward-curved fans mounted on a common shaft with fixed sheave drive. Fans shall be factory-tested to reach rated rpm before the fan shaft passes through first critical speed. Fan shaft shall be mounted on two grease lubricated ball bearings designed for 200,000 hours average life. Fan motor and fan assembly shall be mounted on common base to allow consistent belt tension with no relative motion between fan and motor shafts. Entire assembly shall be completely isolated from unit and fan board by double deflection rubber-in-shear isolators, or by optional 2" deflection spring isolation.

Variable Air Volume Supply Air Temperature Control with Variable Frequency Drives and Bypass
Bypass control shall provide full nominal airflow in the event of drive failure.

Electrical
Unit shall be completely factory wired with necessary control and contactor pressure lugs or terminal block for power wiring. Units shall provide an option for a non-fused disconnect with external handle for safety.

Unit Voltag
Rooftops shall be available with 200, 230, 460, and 575 voltage, 3 phase, 60 Hz power supplies.

Unit Interrupt Rating (Short Circuit Current Rating-SCCR)
A standard SCCR of 5,000 amps shall be applied to the unit enclosure. A high fault SCCR option is available that provides a 65,000A SCCR for 200V, 230V, and 460V units; 35,000A SCCR for 575V units.

Internal Shaft Grounding Ring
Motors shall have internal bearing protection for use with VFDs to provide a conductive discharge path away from the motor bearings to ground. Bearing Protection Rings shall be circumferential rings with conductive micro fibers which provide the path of least resistance and dramatically extend motor life.

Phase Monitor
Standard on 20 to 75 tons. Phase monitor shall protect 3-phase equipment from phase loss, phase reversal and phase imbalance. Any fault condition shall produce a Failure Indicator LED and send the unit into an auto stop condition. cULus approved.

Non-Fused Disconnect
An external handle mounted on the control box door shall be provided to disconnect unit power with the control box door closed for safety.

Symbio 800 Controller
The Symbio 800 controller is an application-specific, programmable controller that is factory installed and designed to control packaged HVAC equipment. A 7" user interface features a touch-sensitive color screen that provides facility managers with at-a-glance operating status, performance monitoring, scheduling changes and operating adjustments. Other advanced features include automated controller backup and optional features such as secure remote connectivity, wireless building communications, mobile device connectivity and custom programming with expandable I/O.

BACnet® Communication Interface
The Symbio® 800 controller shall support standard BACnet communication protocol through a RS485, two-wire communication link or BACnet/IP.

General Filters
Filter options shall mount integral within unit and be accessible by hinged access panels.

90-95 Percent Bag Filter Option, MERV 14
Shall have glass fiber media mounted in a galvanized steel frame. These Class 1 single piece disposable bag filters shall have a 90-95% dust spot efficiency rating per ASHRAE 52-76. To ensure maximum bag filter life two-inch MERV 8 pre-filters shall be included with the bag filters.

Gas-Fired Heating Option
All gas-fired units shall be completely assembled, have a wired, gas-fired heating system integral within unit, and fire tested prior to shipment. Units shall be cULus approved specifically for outdoor applications downstream from refrigerant cooling coils.

All gas heaters shall have 81% steady state efficiency, meeting the 2023 Department of Energy efficiency code. Gas-fired heating system control shall be fully integrated with the unit controls. Gas safety controls shall include electronic flame sensing capability, which proves combustion air prior to ignition sequence and during operation. The ignition sequence shall include a pre-purge cycle. Direct spark ignition shall be provided on all heat exchangers; ultra modulating heaters shall have direct spark ignition provided to the pilot line.

A three minute delay shall be provided between first and second stage gas valve operation on two-stage heaters.

Heat exchangers shall be drum and tubedesign with pre-mix burners. Free-floating design shall eliminate expansion and contraction stresses and noises. Heating system shall incorporate forced draft fans and include a chimney that exhausts away from the air intake. All modulating gas heaters shall be made from grades of stainless steel suitable for condensing situations. Gasketed cleanout plate shall be provided for maintenance and inspection of tubes/turbulators.

All gas piping shall be threaded connection with a pipe cap provided. Gas supply connection shall be provided through the side or bottom of unit. Heat exchanger shall be factory pressure and leak tested.

Relief Air
Return air options shall include no relief, barometric relief, 100 percent modulating exhaust fan and 100 percent modulating exhaust fan with direct space building pressurization control. Exhaust motors shall be open drip-proof fan cooled. All 60 Hz motors meet the Energy Independence and Security Act of 2007 (EISA). All 50 Hz exhaust motors meet the U.S. Energy Policy Act of 1992 (EPACT).

Modulating Relief Fan Option
Two, double-inlet, forward-curved fans shall be mounted on a common shaft with fixed sheave drive. All fans shall be dynamically balanced and tested in factory before being installed in unit. Exhaust fan shall be test run as part of unit final run test. Unit shall reach rated rpm before fan shaft passes through first critical speed. Fan shaft shall be mounted on two grease lubricated ball bearings designed for 200,000-hour average life.
Optional extended grease lines shall be provided to allow greasing of bearings from unit filter section. Fan motor and assembly shall be mounted on common base to allow consistent belt tension with no relative motion between fan and motor shafts. Entire assembly shall be completely isolated from unit and fan board by spring isolation on motor sizes larger than 5 hp.

With Statitraclm Enabled
For VAV rooftops, the modulating relief discharge dampers (or VFD) shall be modulated in response to building pressure. A differential pressure control system, (StatitracTM), shall use a differential pressure transducer to compare indoor building pressure to outdoor ambient atmospheric pressure. The FC exhaust fan shall be turned on when required to lower building static pressure setpoint.

With Statitracim Disabled
Relief dampers at unit outlet shall modulate relief airflow in response to OA damper position.

0-100 Percent Modulating Economizer Option
Economizer option shall be operated through the primary temperature controls to automatically utilize outside air for "free" cooling. Automatically modulated return and outside air dampers shall maintain proper temperature in the conditioned space. Economizer shall be equipped with an automatic lockout when the outdoor high ambient temperature is too high for proper cooling. Minimum position control shall be standard and adjustable at the user interface or through the building management system. A spring return motor shall ensure closure of OA dampers during unit shutdown or power interruption. Mechanical cooling shall be available to aid the economizer mode at any ambient. Standard economizer dampers leakage rate shall be 2.5 percent of nominal airflow (400 cfm/ton) at 1 inch wg. static pressure.

Ultra Low-Leak Economizer Damper Option
Economizer return and outside air dampers shall be provided with horizontal airfoil blades and spring-return actuators. The economizer shall have a functional life of 60,000 opening and closing cycles. Dampers shall be AMCA 511 Class 1A certified with a maximum leakage rate of 3 CFM/sq-ft at 1.0 in WC pressure differential thus exceeding requirements of ASHRAE 90.1-2013, California Title 24-2013, and IECC-2012.

IntelliPak® units ordered with ultra low leak economizers shall be listed on the California Energy Commission Registry for factory compliance with Title 24 Economizer and FDD requirements. A label shall be applied to the unit identifying construction with the ultra low leak economizer and FDD controls.

Ultra low leak motorized exhaust dampers shall be provided when the ultra low leak economizer is ordered with an exhaust/return option that includes motorized dampers. Ultra low leak motorized exhaust dampers shall be AMCA 511 Class 1A certified with a maximum leakage rate of 3 cfm/sq-ft at 1.0 in WC pressure differential. This exceeds the most stringent requirements of ASHRAE 90.1 and IECC (4 CFM/sq-ft at 1.0 in WC pressure differential).

Economizer Control with Dry Bulb

An outdoor temperature sensor shall be included for comparing the outdoor dry bulb temperature to a locally adjustable temperature setpoint. The setpoint shall be programmed at the user interface to determine if outdoor air temperature is suitable for economizer operation.

Gas-Fired Heating Option
All gas-fired units shall be completely assembled, have a wired, gas-fired heating system integral within unit, and fire tested prior to shipment. Units shall be cULus approved specifically for outdoor applications downstream from refrigerant cooling coils. All gas heaters shall have 81% steady state efficiency, meeting the 2023 Department of Energy efficiency code. Gas-fired heating system control shall be fully integrated with the unit controls. Gas safety controls shall include electronic flame sensing capability, which proves combustion air prior to ignition sequence and during operation. The ignition sequence shall include a pre-purge cycle. Direct spark ignition shall be provided on all heat exchangers; ultra modulating heaters shall have direct spark ignition provided to the pilot line.
A three minute delay shall be provided between first and second stage gas valve operation on two-stage heaters. Heat exchangers shall be drum and tubedesign with pre-mix burners. Free-floating design shall eliminate expansion and contraction stresses and noises. Heating system shall incorporate forced draft fans and include a chimney that exhausts away from the air intake. All modulating gas heaters shall be made from grades of stainless steel suitable for condensing situations. Gasketed cleanout plate shall be provided for maintenance and inspection of tubes/turbulators. All gas piping shall be threaded connection with a pipe cap provided. Gas supply connection shall be provided through the side or bottom of unit. Heat exchanger shall be factory pressure and leak tested.

Powered Convenience Outlet
A 15A, 115V Ground Fault Interrupter convenience outlet shall be factory installed. It shall be wired and powered from a factory mounted transformer. Unit-mounted, non-fused disconnect with external handle shall be furnished with factory powered outlet.

Extended Grease Lines
Lines shall allow greasing of supply and relief fan bearings through the filter access door

IntelliPak Replacement Unit (IRU)
The IntelliPak replacement solution shall include a condenser base pan, strengthening of the condenser section with welded reinforcement of condenser base rail, as well as welded integral supports to the condenser base. This additional strength shall allow the reuse of the existing pedestal as well as any Trane® full perimeter curb and reduce installation risk and labor. Also optional with stainless steel.

Two-Inch Spring Isolators
Supply and relief/return fan (if applicable) assemblies shall be isolated with two-inch nominal deflection to reduce transmission of vibrations (standard feature on 90 to 130 tons).

Certified AHRI Performance
Packaged Rooftop units cooling, heating capacities and efficiencies shall be rated within the scope of the Air-Conditioning, Heating & Refrigeration Institute (AHRI) Certification Program and display the AHRI Certified® mark as a visual confirmation of conformance to the certification sections of AHRI Standard 340-360 (I-P) and ANSIZ21.47 and 10 CFR Part 431 pertaining to Commercial Warm Air Furnaces. The applications in this catalog specifically excluded from the AHRI certification program are:
- Ventilation modes
- Heat Recovery
- Units larger than nominal 63 tons

Dimensional Drawings - Commercial Rooftop Air Conditioning Units (Midrange)
Item: A1 Qty: 1 Tag(s): RTU-1


93 7/8"
LIFTING POINTS X 6
397 1/8"

PLAN VIEW

NOTES:
1. VERIFY WEIGHT, CONNECTION, AND ALL DIMENSION WITH INSTALLER DOCUMENTS BEFORE INSTALLATION
2. OVERALL UNIT WIDTH INCREASES 5/8" BEYOND LIFTING LUG WITH ULTRA LOW LEAK POWER EXHAUST DAMPERS
3. IF FIELD CONVERTING SUPPLY & RETURN OPENING(S) TO HORIZONTAL OR VERTICAL AIRFLOW, FACTORY MUST VERIFY IF UNIT OPTIONS WILL ALLOW IT. FACTORY INSTALLATION IS ALWAYS RECOMMENDED.


82 5/16"
81 5/16"
1" NPT-F CONDENSATE DRAIN (BOTH SIDE)
1" NPT-F CONDENSATE DRAIN (BOTH SIDE) (NOT USED ON UNITS WITH DDP FANS)
10"
102 1/8"
1 3/8" DRAIN HOLES (BOTH SIDE)
158 1/2"
209 3/16"
248 3/8"
392 1/2"

LEFT SIDE VIEW


87 1/8"
82 13/16"
88 1/2"
93 7/8"
SEE NOTE 3

FRONT VIEW


EXHAUST AIR OPENING
SUPPLY AIR OPENING
7 1/16"
67 1/16"
40 3/8"
5 13/16"
5 11/16"
92 5/16"
240 3/16"
27 3/16"
1 1/8" CONDUIT D.C CONTROL CIRCUIT
1 1/8" CONDUIT A.C CONTROL CIRCUIT
1 1/8" CONDUIT AC & DC CONTROL CIRCUIT
4 1/8" CONN. THRU BASE FOR POWER SUPPLY

PLAN VIEW OF UNIT

50 TON COOLING AND GAS HEAT UNIT

DIMENSION DRAWING

Dimensional Drawings - Commercial Rooftop Air Conditioning Units (Midrange)
Item: A1 Qty: 1 Tag(s): RTU-1


VARIABLE FREQUENCY DRIVE OPTION
EVAP COIL
EXTENDED CASING / HEAT SECTION
EVAP COIL
OUTDOOR AIR SECTION
RETURN AIR DAMPERS
SUPPLY AIR SECTION
FILTER SECTION
EXHAUST SECTION


EXHAUST SECTION
FILTER / EVAP SECTION
SUPPLY AIR SECTION
EXTENDED CASING / HEAT SECTION

50 - 55 TON COOLING EXTENDED CASING TYPICAL LAYOUT

DIMENSION DRAWING

Dimensional Drawings - Commercial Rooftop Air Conditioning Units (Midrange)
Item: A1 Qty: 1 Tag(s): RTU-1

NOTES:
1. VERIFY ALL DIMENSION WITH INSTALLER DOCUMENTS BEFORE INSTALLATION



SUPPLY OPENING
RETURN/ EXHAUST OPENING
8 7/8"
9 1/8"
227 11/16"
241 3/4"
246 3/4"
1 1/4" DIA LOW GAS
1 1/4" DIA HIGH GAS

50 HIGH AND LOW GAS CONNECTION

PLAN VIEW OF UNIT

Dimensional Drawings - Commercial Rooftop Air Conditioning Units (Midrange)
Item: A1 Qty: 1 Tag(s): RTU-1


237"
PANEL B
FILTERS
SUPPLY
RETURN
44 1/2"
34 1/2"
PANEL C
PANEL A


PANEL C
PANEL A
80"
76 11/16"
76 11/16"
SUPPLY
237"
34 1/2"

NOTES:
1. FOR HORIZONTAL DISCHARGE ON SFHL, SLHL AND SSHL UNITS, ONLY THE PANEL B CAN BE REMOVED. PANEL A CANNOT BE USED DUE TO THE LOCATION OF THE HEATING
2. ADD AN EXTRA 0.20 - INCHES PRESSURE DROP TO THE SUPPLY EXTERNAL STATIC ACCOUNT FOR THE EXTRA TURN THE AIR IS MAKING.
3. THE OPENINGS ALL HAVE A 1.25-INCH LIP AROUND THE PERIMETER TO FACILITATE DUCTWORK ATTACHMENT
4. IF EXHAUST/RETURN FANS ARE BEING USED, PROVISION SHOULD BE MADE FOR ACCESS TO THE EXHAUST COMPONENTS , SINCE THE ACCESS DOOR IS NOW BEING USED AS RETURN
5. USE THE DIMENSION PROVIDED AND THE SUPPLY CFM TO CALCULATE THE VELOCITY (FT/MIN) THOUGHT THE OPENINGS TO BE SURE THEY ARE ACCEPTABLE COILS.

50 TON HORIZONTAL DISCHARGE PANEL

DIMENSION DRAWING

Dimensional Drawings - Commercial Rooftop Air Conditioning Units (Midrange)
Item: A1 Qty: 1 Tag(s): RTU-1

NOTES:
1. VERIFY WEIGHT, CONNECTION, AND ALL DIMENSION WITH INSTALLER DOCUMENTS BEFORE INSTALLATION


1 1/8" CONDUIT
A.C CONTROL CIRCUIT
1 1/8" CONDUIT
D.C CONTROL CIRCUIT
1 1/8" CONDUIT AC &
DC CONTROL CIRCUIT
4 1/8" CONN. THRU
BASE FOR POWER SUPPLY
9 7/8"
20 7/8"
22 1/8"
29"
7 3/8"
7 3/8"
8 3/8"
8 11/16"

50 TON POWER AND CONTROL OPENINGS

DIMENSION DRAWING

Dimensional Drawings - Commercial Rooftop Air Conditioning Units (Midrange)
Item: A1 Qty: 1 Tag(s): RTU-1

NOTES:
1. VERIFY ALL DIMENSION WITH INSTALLER DOCUMENTS BEFORE INSTALLATION


AIR HANDLER
CONDENSER
2C5"
FLUE OPENING
1 1/4" GAS PIPE ENTRY W/GROMMET
CPVC FURNACE DRAIN

PACKAGED GAS HEAT AND FLUE

DIMENSION DRAWING

Dimensional Drawings - Commercial Rooftop Air Conditioning Units (Midrange)
Item: A1 Qty: 1 Tag(s): RTU-1


1"
5/8"
1/2"
5/8"
1"
1"
3"
90°
5 5/8"
3 5/8"
30°
2 3/4"
1"
1 5/8"
5/8"
9/16"
4 13/16"
5 13/16"

TYPICAL PEDESTAL AND BASE
DIMENSION DRAWING


2 1/2"
LIFTING LUG
4" LONG
3"
PEDESTAL


UNIT BASE
2 1/2"
LIFTING LUG
4" LONG
SHIPS WITH CURB
FIELD INSTALLED
GASKET
3"
3/8"
2" X 4" NAILER
(FURNISHED WITH KIT)
ROOF CURB

TYPICAL PEDESTAL AND BASE PAN DETAIL
DETAIL

TYPICAL ROOF CURB AND BASE PAN DETAIL
DETAIL